Exhibit 99.1

COMMUNITY BANKERS ACQUISITION CORP.
ANNOUNCES FISCAL YEAR END RESULTS

Great Falls, Virginia, July 31, 2007 — Community Bankers Acquisition Corp. (the “Company”) (AMEX: BTC) announced today its results of operations for the fiscal year ended March 31, 2007. For the year ended March 31, 2007, interest income on its trust fund investments, including interest allocable to shares subject to possible conversion, amounted to $2,268,760. This resulted in net income for the year ended March 31, 2007 of $1,124,099 or net income per share, basic and diluted, of $0.14 and $0.11, respectively.

The aggregate amount of cash and United States treasury securities held in the trust fund as of March 31, 2007, was $58,118,729.

A copy of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available at www.sec.gov.

About Community Bankers Acquisition Corp.

Headquartered in Great Falls, Virginia, Community Bankers Acquisition Corp. is a blank check company whose objective is to merge with or acquire an operating commercial bank or bank holding company.

Forward-Looking Statements

This press release may contain certain forward-looking statements including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s annual report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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